                                                               EXHIBIT 4(b)
               GOLDEN                             DEFERRED COMBINATION
               AMERICAN                           VARIABLE AND FIXED
               LIFE INSURANCE                     ANNUITY CERTIFICATE
               COMPANY
GOLDEN AMERICAN IS A STOCK COMPANY DOMICILED IN WILMINGTON, DELAWARE.
------------------------------------------------------------------------------
  Contractholder                                   Group Contract Number
  GOLDEN INVESTORS TRUST                           G000012-OE
------------------------------------------------------------------------------
  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]
------------------------------------------------------------------------------
  Initial Premium           Annuity Option         Annuity Commencement Date
  [$10,000]                 [LIFE 10-YEAR CERTAIN] [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
  In this Certificate YOU or YOUR refers to the Owner shown above. WE, OUR or US refers to Golden American Life Insurance Company. You may allocate this Certificate's Accumulation Value among the Variable Separate Account, the General Account and the Fixed Account shown in the Schedule.
  This Certificate describes the benefits and provisions of the group contract. The group contract, as issued to the Contractholder by us with any Riders or Endorsements, alone makes up the agreement under which benefits are paid. The group contract may be inspected at the office of the Contractholder. In consideration of any application for this Certificate and the payment of premiums, we agree, subject to the terms and conditions of the group contract, to provide the benefits described in this Certificate to the Owner. The Annuitant under this Certificate must be eligible under the terms of the group contract. If the group contract and this Certificate are in force, we will make income payments to the Owner starting on the Annuity Commencement Date as shown in the Schedule. If the Owner dies prior to the Annuity Commencement Date, we will pay a death benefit to the Beneficiary.
The amount of such benefit is subject to the terms of this Certificate.
  The benefits of the Certificate will be paid according to the provisions of the Certificate and group contract.
  RIGHT TO EXAMINE CERTIFICATE: YOU MAY RETURN THIS CERTIFICATE TO US OR THE AGENT THROUGH WHOM YOU PURCHASED IT WITHIN 10 DAYS AFTER YOU RECEIVE IT. IF SO RETURNED, WE WILL TREAT THE CERTIFICATE AS THOUGH IT WERE NEVER ISSUED. UPON RECEIPT WE WILL PROMPTLY REFUND THE ACCUMULATION VALUE, ADJUSTED FOR ANY MARKET VALUE ADJUSTMENT, MINUS ANY CREDIT, PLUS ANY CHARGES WE HAVE DEDUCTED AS OF THE DATE THE RETURNED CERTIFICATE IS RECEIVED BY US.
  ALL PAYMENTS AND VALUES, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE SEPARATE ACCOUNT DIVISION, MAY INCREASE OR DECREASE, DEPENDING ON THE CERTIFICATE'S INVESTMENT RESULTS. ALL PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT, THE OPERATION OF WHICH MAY CAUSE SUCH PAYMENTS AND VALUES TO INCREASE OR DECREASE.



Customer Service Center                           Secretary:
1001 Jefferson Street, Suite 400
Wilmington, Delaware 19801
                                                  President:


------------------------------------------------------------------------------
DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CERTIFICATE - NO DIVIDENDS
 Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional Premium Payment Option. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

GA-CA-1036-02/97

                             CERTIFICATE CONTENTS
------------------------------------------------------------------------------

THE SCHEDULE                         YOUR CERTIFICATE BENEFITS............ 14

 PAYMENT AND INVESTMENT INFORMATION.3A    CASH VALUE BENEFIT
 THE VARIABLE SEPARATE ACCOUNTS.....3B    PARTIAL WITHDRAWAL OPTION
 THE GENERAL ACCOUNT................3C    PROCEEDS PAYABLE TO THE BENEFICIARY
 CERTIFICATE FACTS..................3D
 CHARGES AND FEES...................3E
 INCOME PLAN FACTORS................3F  CHOOSING AN INCOME PLAN..........  16

IMPORTANT TERMS .................... 4

INTRODUCTION TO THIS CERTIFICATE.....6     ANNUITY BENEFITS
                                           ANNUITY COMMENCEMENT DATE SELECTION
 THE CERTIFICATE                          FREQUENCY SELECTION
 THE OWNER                                THE INCOME PLAN
 THE ANNUITANT                            THE ANNUITY OPTIONS
 THE BENEFICIARY                          PAYMENT WHEN NAMED PERSON DIES
 CHANGE OF OWNER OR BENEFICIARY
                                         OTHER IMPORTANT INFORMATION...... 18
PREMIUM PAYMENTS AND ALLOCATION
  CHANGES........................... 8
                                           SENDING NOTICE TO US
 INITIAL PREMIUM PAYMENT                  REPORTS TO OWNER
 ADDITIONAL PREMIUM PAYMENT OPTION        ASSIGNMENT - USING THIS CERTIFICATE
 YOUR RIGHT TO CHANGE ALLOCATION OF         AS COLLATERAL SECURITY
 ACCUMULATION VALUE                       CHANGING THIS CERTIFICATE
 WHAT HAPPENS IF A VARIABLE SEPARATE      CERTIFICATE CHANGES - APPLICABLE
   ACCOUNT DIVISION IS NOT AVAILABLE        TAX LAW
                                          MISSTATEMENT OF AGE OR SEX
                                          NON-PARTICIPATING
HOW WE MEASURE THE CERTIFICATE'S           PAYMENTS WE MAY DEFER
  ACCUMULATION VALUE                  9    AUTHORITY TO MAKE AGREEMENTS
                                           REQUIRED NOTE ON OUR COMPUTATIONS
 THE VARIABLE SEPARATE ACCOUNTS
 THE GENERAL ACCOUNT
 VALUATION PERIOD
 ACCUMULATION VALUE
 ACCUMULATION VALUE IN EACH DIVISION
 MEASUREMENT OF INVESTMENT EXPERIENCE
 CHARGES DEDUCTED FROM ACCUMULATION VALUE
   ON EACH CERTIFICATE PROCESSING DATE

  Copies of any application and any additional Riders and Endorsements are at the back of this Certificate.
THE SCHEDULE

 The Schedule gives specific facts about this Certificate and its coverage. Please refer to the Schedule while reading this Certificate.

                                 THE SCHEDULE
                      PAYMENT AND INVESTMENT INFORMATION
------------------------------------------------------------------------------
  Contractholder                                   Group Contract Number
  Golden Investors Trust                           G000012-OE
------------------------------------------------------------------------------
  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]

------------------------------------------------------------------------------
  Annuitant's Issue Age     Annuitant's Sex        Owner's Issue Age
  [55]                      [MALE]                 [35]
------------------------------------------------------------------------------
  Initial Premium           Annuity Option         Annuity Commencement Date
  [$10,000]                 [LIFE 10-YEAR CERTAIN] [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Certificate Date          Issue Date             Residence Status
  [JANUARY 1, 1994]         [JANUARY 1, 1994]      [DELAWARE]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
INITIAL INVESTMENT

 Initial Premium Payment received:            [$10,000]

 Your initial Accumulation Value has been invested as follows:

                                                    PERCENTAGE OF
               DIVISIONS                          ACCUMULATION VALUE
               ---------                          ------------------
               [Multiple Allocation                     10%
               Fully Managed                            10%
               Capital Appreciation                     10%
               Rising Dividends                         10%
               All-Growth                               10%
               Real Estate                              10%
               Hard Assets                               5%
               Emerging Markets                          5%
               Limited Maturity Bond                     5%
               Liquid Asset                              5%
               Value Equity                              5%
               Strategic Equity                          5%
               Managed Global                            5%
               Fixed Allocation - 1 Year                 5%
               -------------------------                ---
               Total                                    100%
               =====                                    ====

ADDITIONAL PREMIUM PAYMENT INFORMATION

 [We will accept additional Premium Payments until either the Annuitant or Owner reaches the Attained Age of 85. The minimum additional payment which may be made is [$500.00].]

 [In no event may you contribute to your IRA for the taxable year in which you attain age 70 1/2 and thereafter (except for rollover contributions). The minimum additional payment which may be made is [$250.00].]

                                      3A1

                                 THE SCHEDULE
                PAYMENT AND INVESTMENT INFORMATION (continued)
------------------------------------------------------------------------------
  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]

------------------------------------------------------------------------------
  Annuitant's Issue Age     Annuitant's Sex        Owner's Issue Age
  [55]                      [MALE]                 [35]
------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  $[10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Certificate Date          Issue Date             Residence Status
  [JANUARY 1, 1994]         [JANUARY 1, 1994]      [DELAWARE]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
ACCUMULATION VALUE ALLOCATION RULES

 The maximum number of Divisions in which you may be invested at any one time is [sixteen]. You are allowed unlimited allocation changes per Certificate Year without charge. We reserve the right to impose a charge for any allocation change in excess of [twelve] per Certificate Year. The Excess Allocation Charge is shown in the Schedule. Allocations into and out of the Guaranteed Interest Divisions are subject to restrictions (see General Account).

ALLOCATION CHANGES BY TELEPHONE

 You may request allocation changes by telephone during our telephone request business hours. You may call our Customer Service Center at 1-800-366-0066 to make allocation changes by using the personal identification number you will receive. You may also mail any notice or request for allocation changes to our Customer Service Center at the address shown on the cover page.

                                      3A2

                                 THE SCHEDULE
                        THE VARIABLE SEPARATE ACCOUNTS
------------------------------------------------------------------------------
  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)
  [SEPARATE ACCOUNT B, SEPARATE ACCOUNT D AND THE  Certificate Number
  FIXED ACCOUNT]                                   [123456]
------------------------------------------------------------------------------
DIVISIONS INVESTING IN SHARES OF A MUTUAL FUND

 Separate Account B (the "Account") is a unit investment trust Separate Account, organized in and governed by the laws of the State of Delaware, our state of domicile. The Account is divided into Divisions. Each Division listed below invests in shares of the mutual fund portfolio (the "Series") designated. Each portfolio is a part of The GCG Trust managed by Directed Services, Inc.

               SERIES                             SERIES
               ------                             ------
               [Multiple Allocation               Real Estate
               Fully Managed                      Hard Assets
               Value Equity                       Emerging Markets
               Small Cap                          Limited Maturity Bond
               Capital Appreciation               Liquid Assets
               Rising Dividend                    Strategic Equity
               All-Growth                         Managed Global]

 Each Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. Each portfolio is a part of the Equi-Select Series Trust managed by Equitable Investment Services, Inc.

               PORTFOLIO
               ---------
               [OTC
               Growth & Income
               Value + Growth
               Research
               Total Return]

The Division listed below invests in shares of the mutual fund portfolio (the "Portfolio") designated. The portfolio is a part of the Warburg Pincus Trust managed by Warburg, Pincus Counselors, Inc.

               PORTFOLIO
               ---------
               [International Equity]

                                      3B

                                 THE SCHEDULE
                              THE GENERAL ACCOUNT
------------------------------------------------------------------------------
  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
GENERAL ACCOUNT

[GUARANTEED INTEREST DIVISION
 A Guaranteed Interest Division provides an annual minimum interest rate of 3%. At our sole discretion, we may periodically declare higher interest rates for specific Guarantee Periods. Such rates will apply to periods following the date of declaration. Any declaration will be by class and will be based on our future expectations.

 LIMITATIONS OF ALLOCATIONS
 We reserve the right to restrict allocations into and out of the General Account. Such limits may be dollar restrictions on allocations into the General Account or we may restrict reallocations into the General Account.

 TRANSFERS FROM A GUARANTEED INTEREST DIVISION
 We currently require that an amount allocated to a Guarantee Period not be transferred until the Maturity Date, except pursuant to our published rules. We reserve the right not to allow amounts previously transferred from a Guaranteed Interest Division to the Variable Separate Account Divisions or to a Fixed Allocation to be transferred back to a Guaranteed Interest Division for a period of at least six months from the date of transfer.]

                                      3C

                                 THE SCHEDULE
                               CERTIFICATE FACTS
------------------------------------------------------------------------------
  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
CERTIFICATE FACTS

 CERTIFICATE PROCESSING DATE
 The Certificate Processing Date for your Certificate is [January 1] of each year.

 SPECIALLY DESIGNATED DIVISIONS
 When a distribution is made from an investment portfolio underlying a Variable Separate Account Division in which reinvestment is not available, we will allocate the amount of the distribution to the [Liquid Asset Division] unless you specify otherwise.

PARTIAL WITHDRAWALS

 The maximum amount that can be withdrawn each Certificate Year without being considered an Excess Partial Withdrawal is 10% of the Accumulation Value as of the date of the withdrawal. We will collect a Surrender Charge for Excess Partial Withdrawals and a charge for any unrecovered Premium Tax. In no event may a Partial Withdrawal exceed 90% of the Cash Surrender Value. After a Partial Withdrawal, the remaining Accumulation Value must be at least $100 to keep the Certificate in force.

 CONVENTIONAL PARTIAL WITHDRAWALS
 Minimum Withdrawal Amount:            $1,000.

 Any Conventional Partial Withdrawal from a Fixed Allocation is subject to a Market Value Adjustment unless withdrawn from a Fixed Allocation within 30 days prior to the Maturity Date.

 SYSTEMATIC PARTIAL WITHDRAWALS
 Systematic Partial Withdrawals may be taken on a monthly, quarterly or annual basis. You select the day withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the certificate date will be used.

 Minimum Withdrawal Amount:            $100.
 Maximum Withdrawal Amount:

 Variable Separate Account Divisions:  0.83% monthly, 2.50% quarterly or 10%
                                       annually of Accumulation Value.
 Fixed Allocations and
 Guaranteed Interest Divisions:        Interest earned on a Fixed Allocation
                                       or Guaranteed Interest Division for
                                       the prior month, quarter or year
                                       (depending on the frequency selected).

 Systematic Partial Withdrawals from Fixed Allocations are not subject to a Market Value Adjustment.

 [IRA PARTIAL WITHDRAWALS FOR QUALIFIED PLANS ONLY
 IRA Partial Withdrawals may be taken on a monthly, quarterly or annual basis. A minimum withdrawal of $100.00 is required. You select the day the withdrawals will be made, but no later than the 28th day of the month. If you do not elect a day, the Certificate Date will be used. Systematic Partial Withdrawals and Conventional Partial Withdrawals are not allowed when IRA Partial Withdrawals are being taken. An IRA Partial Withdrawal in excess of the maximum amount allowed under the Systematic Partial Withdrawal option may be subject to a Market Value Adjustment.]

                                      3D1

                                 THE SCHEDULE
                         CERTIFICATE FACTS (continued)
------------------------------------------------------------------------------
  Annuitant                 Owner
  [THOMAS J. DOE]           [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
DEATH BENEFITS
 [IF DEATHBEN = "1": The Death Benefit is the greatest of (i) the Accumulation Value less an amount equal to all Credits applied within twelve months prior to date of death, (ii) the Guaranteed Death Benefit less an amount equal to all Credits applied within twelve months prior to date of death, (iii) the Cash Surrender Value, and (iv) the sum of premiums paid, less any Partial Withdrawals.
 IF DEATHBEN = "2": The Death Benefit is the greatest of (i) the Accumulation Value less an amount equal to all Credits applied within twelve months prior to date of death, (ii) the Guaranteed Death Benefit less an amount equal to all Credits applied within twelve months prior to date of death, (iii) the Cash Surrender Value, and (iv) the sum of premiums paid, less any Partial Withdrawals.
 IF DEATHBEN = "3": The Death Benefit is the greatest of (i) the Cash Surrender Value, (ii) the Accumulation Value less an amount equal to all Credits applied within twelve months prior to date of death, (iii) the sum of the premiums paid, less any Partial Withdrawals.]

 GUARANTEED DEATH BENEFIT
 On the Certificate Date, the Guaranteed Death Benefit is the initial premium plus any Credits. On subsequent Valuation Dates, the Guaranteed Death Benefit is calculated as follows:
 [IF DEATHBEN = "1":  OPTION 1:
 (1)  Start with the Guaranteed Death Benefit from the prior Valuation Date;
 (2) Calculate interest on (1) for the current Valuation Period at the Guaranteed Death Benefit Interest Rate;
 (3)  Add (1) and (2);
 (4) Add any additional premiums paid and Credits during the current Valuation Period to (3);
 (5) Subtract Partial Withdrawals made during the current Valuation Period from (4);

 Each accumulated initial or additional Premium Payment and Credit, reduced by any Partial Withdrawals (including any associated Market Value Adjustment and Surrender Charge incurred) allocated to such premium, will continue to grow at the Guaranteed Death Benefit Interest Rate until reaching its Maximum Guaranteed Death Benefit.
 GUARANTEED DEATH BENEFIT INTEREST RATE
 The Guaranteed Death Benefit is accumulated at a rate of 7% compounded annually, except:
 (1) Amounts in the Liquid Asset Division are accumulated at the net rate of return for the Liquid Asset Division during the current Valuation Period if less than 7%; and
 (2) Amounts in the Limited Maturity Bond Division are accumulated at the net rate of return for the Limited Maturity Bond Division during the current Valuation Period if less than 7%; and
 (3) Amounts in a Fixed Allocation or Guaranteed Interest Division are accumulated at the interest rate being credited to such Fixed Allocation or Guaranteed Interest Division during the current Valuation Period if less than 7%.
MAXIMUM GUARANTEED DEATH BENEFITS
 The Maximum Guaranteed Death Benefit equals two times the cumulative premiums paid, plus two times cumulative Credits applied, less an adjustment to reflect Partial Withdrawals. Each Partial Withdrawal reduces the maximum Guaranteed Death Benefit as follows: First, the Maximum Guaranteed Death Benefit is reduced by any Partial Withdrawals of earnings; second, the Maximum Guaranteed Death Benefit is reduced in proportion to the reduction in Accumulation Values for Other Partial Withdrawals. To the extent that Partial Withdrawals in a contract year do not exceed 7% of cumulative Premiums and did not exceed 7% of the cumulative premiums in any prior contract year, such withdrawals will be treated as earnings for purposes of calculating the Maximum Guaranteed Death Benefit. Once Partial Withdrawals exceed 7% of the cumulative premiums in any Certificate Year, Partial Withdrawals will be treated as Other Partial Withdrawals.)

                                      3D2

                                 THE SCHEDULE
                         CERTIFICATE FACTS (continued)
------------------------------------------------------------------------------
  Annuitant                Owner
  [THOMAS J. DOE]          [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
 [IF DEATHBEN = "2":  OPTION 2:
 (1)  Start with the Guaranteed Death Benefit from the prior Valuation Date;
 (2) Add to (1) any additional premium paid and any Credits since the prior Valuation Date and subtract from (1) any Partial Withdrawals taken prior to the Valuation Date.
 (3) On a Valuation Date that occurs on or prior to the owner's attained age 80, which is also a Certificate Anniversary, we set the Guaranteed Death Benefit equal to the greater of (2) or the Accumulation Value as of such date.
 On all other Valuation Dates, the Guaranteed Death Benefit is equal to (2).] [IF DEATHBEN = "3": OPTION 3:
 (1)  Start with the Guaranteed Death Benefit from the prior Valuation Date;
 (2) Add any additional premiums paid and any Credits during the current Valuation Period to (1);
 (3) Subtract any Partial Withdrawals made during the current Valuation Period from (2).]

CHANGE OF OWNER
 A change of Owner will result in recalculation of the death benefit and Guaranteed Death Benefit. As of the date of change, we will use the Accumulation Value of the Certificate, for the purpose of such recalculation only, as the initial premium to determine a new Guaranteed Death Benefit for this Certificate. The new Owner's age at the time of the change will be used as the basis for this calculation. The new Owner's death will determine when a death benefit is payable.

 [IF DEATHBEN = "1": If the new Owner's age is less than or equal to 75, the Guaranteed Death Benefit Option in effect prior to the change of Owner will remain in effect. If the new Owner's age is greater than 75, the Guaranteed Death Benefit will be zero and the Death Benefit will be the greater of the Cash Surrender Value, the Accumulation Value less an amount equal to all Credits applied within twelve months prior to date of death, and the sum of the premiums paid, less any Partial Withdrawals.
 IF DEATHBEN = "2": If the new Owner's age is less than or equal to 79, the Guaranteed Death Benefit Option in effect prior to the change of Owner will remain in effect. If the new Owner's age is greater than 79, the Guaranteed Death Benefit will be zero and the Death Benefit will be the greater of the Cash Surrender Value, the Accumulation Value less an amount equal to all Credits applied within twelve months prior to date of death, and the sum of the premiums paid, less any Partial Withdrawals.
 IF DEATHBEN = "3": The Guaranteed Death Benefit Option after the change of Owner will remain the same as before the change.]

CHOOSING AN INCOME PLAN
 REQUIRED DATE OF ANNUITY COMMENCEMENT
 [Distributions from a Certificate funding a qualified plan must commence no later than [April 1st] of the calendar year following the calendar year in which the Owner attains age 70 1/2.]

 The Annuity Commencement Date is required to be the same date as the Certificate Processing Date in the month following the Annuitant's 90th birthday. If, on the Annuity Commencement Date, a Surrender Charge remains, your elected Annuity Option must include a period certain of at least five years duration. In applying the Accumulation Value, we may first collect any Premium Taxes due us.

 MINIMUM ANNUITY INCOME PAYMENT
 The minimum monthly annuity income payment that we will make is [$20].

 OPTIONAL BENEFIT RIDERS - [None.]

                                      3D3

                                 THE SCHEDULE
                         CERTIFICATE FACTS (continued)
------------------------------------------------------------------------------
  Annuitant                Owner
  [THOMAS J. DOE]          [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
ATTAINED AGE

 The Issue Age of the Annuitant or Owner plus the number of full years elapsed since the Certificate Date.

FIXED ACCOUNT

 MINIMUM FIXED ALLOCATION
 The minimum allocation to the Fixed Account in any one Fixed Allocation is [$250.00].

 MINIMUM GUARANTEED INTEREST RATE - [3%.]

 GUARANTEE PERIODS
 We currently offer Guarantee Periods of [1,2,3,4,5,6,7,8,9 and 10] year(s). We reserve the right to offer Guarantee Periods of durations other than those available on the Certificate Date. We also reserve the right to cease offering a particular Guarantee Period or Periods.

 INDEX RATE
 The Index Rate is the average of the Ask Yields for the U.S. Treasury Strips as reported by a national quoting service for the applicable maturity. The average is based on the period from the 22nd day of the calendar month two months prior to the calendar month of Index Rate determination to the 21st day of the calendar month immediately prior to the month of determination. The applicable maturity date for these U.S. Treasury Strips is on or next following the last day of the Guarantee Period. If the Ask Yields are no longer available, the Index Rate will be determined using a suitable replacement method.

 We currently set the Index Rate once each calendar month. However, we reserve the right to set the Index Rate more frequently than monthly, but in no event will such Index Rate be based on a period less than 28 days.

CREDIT ADDED TO PREMIUM

 A Credit will be added to each Premium Payment applied to the Accumulation Value. The Credit will be applied pro rata to each Variable Separate Account Division, Fixed Allocation or Guaranteed Interest Division in the same ratio as the applicable Premium Payment. The Credit is equal to [4%] of the Premium Payment applied to the Accumulation Value. In the following circumstances the Credit may not be payable:

 (1) When the Certificate is returned under the Right To Examine Certificate provision, any Credit will be deducted from the refund amount.
 (2) If a death benefit becomes payable, any Credit based on premiums received within one year prior to the date of death of the Owner (or Annuitant if the Owner is not an individual) may reduce the death benefit payable.
 (3)  If any Surrender Charges are waived under the Waiver of Surrender Charge
      Rider: 1) The accumulated value will be reduced for all credits applied within one year prior to the date such surrender charges are waived; 2) No credits will be applied to payments received after the earliest date in which any surrender charges are waived.

                                      3D4

                                 THE SCHEDULE
                               CHARGES AND FEES
------------------------------------------------------------------------------
  Annuitant                Owner
  [THOMAS J. DOE]          [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
DEDUCTIONS FROM PREMIUMS

 [None.]

DEDUCTIONS FROM ACCUMULATION VALUE

 INITIAL ADMINISTRATIVE CHARGE
 [None.]

 ADMINISTRATIVE CHARGE
 We charge [$40] to cover a portion of our ongoing administrative expenses for each Certificate Processing Period. The charge is incurred at the beginning of the Certificate Processing Period and deducted on the Certificate Processing Date at the end of the period. At the time of deduction, this charge will be waived if:
 (1)  The Accumulation Value is at least $100,000 ; or
 (2)  The sum of premiums paid to date is at least $100,000.

 EXCESS ALLOCATION CHARGE
 Currently none, however, we reserve the right to charge [$25] for a change if you make more than [twelve] allocation changes per Certificate Year. Any charge will be deducted in proportion to the amount being transferred from each Division.

 SURRENDER CHARGE
 A Surrender Charge is imposed as a percentage of premium if the Certificate is surrendered or an Excess Partial Withdrawal is taken. The percentage imposed at time of surrender or Excess Partial Withdrawal depends on the number of complete years that have elapsed since a Premium Payment was made. The Surrender charge expressed as a percentage of each Premium Payment is as follows:

               COMPLETE YEARS ELAPSED             SURRENDER
               SINCE PREMIUM PAYMENT               CHARGES
               ---------------------              ---------

                       [0                             8%
                        1                             8%
                        2                             8%
                        3                             8%
                        4                             7%
                        5                             6%
                        6                             5%
                        7                             3%
                        8                             1%
                       9+                             0%]

 For the purpose of calculating the Surrender Charge for an Excess Partial
 Withdrawal: a) we treat premiums as being withdrawn on a first-in, first-out basis; and b) amounts withdrawn which are not considered an Excess Partial Withdrawal are not considered a withdrawal of any Premium Payments.

                                      3E1

                                 THE SCHEDULE
                               CHARGES AND FEES
------------------------------------------------------------------------------
  Annuitant                Owner
  [THOMAS J. DOE]          [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
 [PREMIUM TAXES
 We deduct the amount of any premium or other state and local taxes levied by any state or governmental entity when such taxes are incurred.

 We reserve the right to defer collection of Premium Taxes until surrender or until application of Accumulation Value to an Annuity Option. We reserve the right to change the amount we charge for Premium Tax charges on future Premium Payments to conform with changes in the law or if the Owner changes state of residence. ]

 DEDUCTIONS FROM THE DIVISIONS
 MORTALITY AND EXPENSE RISK CHARGE - We deduct [IF DEATHBEN = "1": .004280% IF DEATHBEN = "2": .003863% IF DEATHBEN = "3": .003446%] of the assets in each Variable Separate Account Division on a daily basis (equivalent to an annual
 rate of [IF DEATHBEN = "1":  1.55%   IF DEATHBEN = "2":  1.40%   IF DEATHBEN
 = "3": 1.25%]) for mortality and expense risks. This charge is not deducted from the Fixed Account or General Account values.

 ASSET BASED ADMINISTRATIVE CHARGE - We deduct [0.000411%] of the assets in each Variable Separate Account Division on a daily basis (equivalent to an annual rate of [0.15%]) to compensate us for a portion of our ongoing administrative expenses. This charge is not deducted from the Fixed Account or General Account values.

CHARGE DEDUCTION DIVISION

 All charges against the Accumulation Value in this Certificate will be deducted from the [Liquid Asset Division].

                                      3E2

                                 THE SCHEDULE
                              INCOME PLAN FACTORS
------------------------------------------------------------------------------
  Annuitant                Owner
  [THOMAS J. DOE]          [JOHN Q. DOE]

------------------------------------------------------------------------------
  Initial Premium          Annuity Option          Annuity Commencement Date
  [$10,000]                [LIFE 10-YEAR CERTAIN]  [JANUARY 1, 2053]
------------------------------------------------------------------------------
  Separate Account(s)                              Certificate Number
  [SEPARATE ACCOUNT B AND THE FIXED ACCOUNT]       [123456]
------------------------------------------------------------------------------
Values for other payment periods, ages or joint life combinations are available on request. Monthly payments are shown for each $1,000 applied.

                      TABLE FOR INCOME FOR A FIXED PERIOD

Fixed Period Monthly  Fixed Period  Monthly   Fixed Period  Monthly
 of Years    Income   of Years      Income    of Years      Income
------------ -------  ------------  -------   ------------  -------
   [5         17.95      14         7.28         23         5.00
    6         15.18      15         6.89         24         4.85
    7         13.20      16         6.54         25         4.72
    8         11.71      17         6.24         26         4.60
    9         10.56      18         5.98         27         4.49
   10          9.64      19         5.74         28         4.38
   11          8.88      20         5.53         29         4.28
   12          8.26      21         5.33         30         4.19]
   13          7.73      22         5.16

                           TABLE FOR INCOME FOR LIFE

             Male/Female            Male/Female             Male/Female
Age          10 Years Certain       20 Years Certain        Refund Certain
---          ----------------       ----------------        --------------

[50          $4.06/3.83               $3.96/3.77              $3.93/3.75
55           4.43/4.14                4.25/4.05               4.25/4.03
60           4.90/4.56                4.57/4.37               4.66/4.40
65           5.51/5.10                4.90/4.73               5.12/4.83
70           6.26/5.81                5.18/5.07               5.76/5.42
75           7.11/6.70                5.38/5.33               6.58/6.19
80           7.99/7.70                5.48/5.46               7.69/7.21
85           8.72/8.59                5.52/5.51               8.72/8.59
90           9.23/9.18                5.53/5.53               10.63/10.53]

                                      3F

                                IMPORTANT TERMS
------------------------------------------------------------------------------
ACCUMULATION VALUE - The amount that a Certificate provides for investment at any time. Initially, this amount is equal to the premium paid.

ANNUITANT - The person designated by the Owner to be the measuring life in determining Annuity Payments.

ANNUITY COMMENCEMENT DATE - For each Certificate, the date on which Annuity
  Payments begin.

ANNUITY OPTIONS - Options the Owner selects that determine the form and amount of annuity payments.

ANNUITY PAYMENT - The periodic payment an Owner receives. It may be either a fixed or a variable amount based on the Annuity Option chosen.

ATTAINED AGE - The Issue Age of the Annuitant or Owner plus the number of full years elapsed since the Certificate Date.

BENEFICIARY - The person designated to receive benefits in the case of the death of the Owner.

BUSINESS DAY - Any day the New York Stock Exchange ("NYSE") is open for trading, exclusive of federal holidays, or any day on which the Securities and Exchange Commission ("SEC") requires that mutual funds, unit investment trusts or other investment portfolios be valued.

CASH SURRENDER VALUE - The amount the Owner receives upon surrender of the Certificate.

CERTIFICATE ANNIVERSARY - The anniversary of the Certificate Date.

CERTIFICATE DATE - The date we received the initial premium and upon which we begin determining the Certificate values. It may not be the same as the Certificate Issue Date. This date is used to determine Certificate months, processing dates, years, and anniversaries.

CERTIFICATE ISSUE DATE - The date the Certificate is issued at our Customer
  Service Center.

CERTIFICATE PROCESSING DATES - The days when we deduct certain charges from the Accumulation Value. If the Certificate Processing Date is not a Valuation Date, it will be on the next succeeding Valuation date. The Certificate Processing Date will be on the Certificate Anniversary of each year.

CERTIFICATE PROCESSING PERIOD - The period between successive Certificate
  Processing Dates unless it is the first Certificate Processing Period. In that case, it is the period from the Certificate Date to the first Certificate Processing Date.

CERTIFICATE YEAR - The period between Certificate Anniversaries.

CHARGE DEDUCTION DIVISION - The Division from which all charges are deducted if so designated or elected by the Owner.

CONTINGENT ANNUITANT - The person designated by the Owner who, upon the Annuitant's death prior to the Annuity Commencement Date, becomes the Annuitant.

CONTRACT ISSUE DATE - The date the group contract is issued at our Customer
  Service Center.

CONTRACTHOLDER - The entity to whom the certificates group contract is issued.

CREDIT - An amount added to the Certificate's Accumulation Value at the time a Premium Payment is made.

------------------------------------------------------------------------------
EXPERIENCE FACTOR - The factor which reflects the investment experience of the portfolio in which a Variable Separate Account Division invests and also reflects the charges assessed against the Division for a Valuation Period.

FIXED ACCOUNT - This is the Separate Account established to support Fixed
  Allocations.

FIXED ALLOCATION - An amount allocated to the Fixed Account that is credited with a Guaranteed Interest Rate for a specified Guarantee Period.

GUARANTEED DEATH BENEFIT INTEREST RATE - The annual rate at which the
  Guaranteed Death Benefit is calculated.

GUARANTEE PERIOD - The period of years a rate of interest is guaranteed to be credited to a Fixed Allocation or allocations to a Guaranteed Interest Division.

GUARANTEED INTEREST DIVISION - An investment option available in the General
  Account, an account which contains all of our assets other than those held in our Separate Accounts.

GUARANTEED INTEREST RATE - The effective annual interest rate which we will credit for a specified Guarantee Period.

GUARANTEED MINIMUM INTEREST RATE - The minimum interest rate which can be declared by us for Fixed Allocations or allocations to a Guaranteed Interest Division.

INDEX OF INVESTMENT EXPERIENCE - The index that measures the performance of a Variable Separate Account Division.

INITIAL PREMIUM - The payment amount required to put each Certificate in effect.

ISSUE AGE - The Annuitant's or Owner's age on the last birthday on or before the Certificate Date.

MARKET VALUE ADJUSTMENT - A positive or negative adjustment to a Fixed
  Allocation. It may apply if all or part of a Fixed Allocation is withdrawn, transferred, or applied to an Annuity Option prior to the end of the Guarantee Period.

MATURITY DATE - The date on which a Guarantee Period matures.

OWNER - The person who owns a Certificate and is entitled to exercise all rights of the Certificate. This person's death also initiates payment of the death benefit.

RIDERS - Riders add provisions or change the terms of the Certificate.

SPECIALLY DESIGNATED DIVISION - Distributions from a portfolio underlying a Division in which reinvestment is not available will be allocated to this Division unless you specify otherwise.

VALUATION DATE - The day at the end of a Valuation Period when each Division is valued.

VALUATION PERIOD - Each business day together with any non-business days before it.

VARIABLE SEPARATE ACCOUNT DIVISION - An investment option available in the
  Variable Separate Account shown in the Schedule.

                       INTRODUCTION TO THIS CERTIFICATE
------------------------------------------------------------------------------
THE CERTIFICATE

 This is a legal Certificate between you and us. We provide benefits as stated in this Certificate. In return, you supply us with the Initial Premium Payment required to put this Certificate in effect.

 This Certificate, together with any Riders or Endorsements, constitutes the entire Certificate. Riders and Endorsements add provisions or change the terms of the basic Certificate.

THE OWNER

 You are the Owner of this Certificate. You are also the Annuitant unless another Annuitant has been named by you and is shown in the Schedule. You have the rights and options described in this Certificate, including but not limited to the right to receive the Annuity Benefits on the Annuity Commencement Date.

 One or more people may own this Certificate. If there are multiple Owners named, the age of the oldest Owner will be used to determine the applicable death benefit. In the case of a sole Owner who dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit then due.
 If the sole Owner is not an individual, we will treat the Annuitant as Owner for the purpose of determining when the Owner dies under the death benefit provision (if there is no Contingent Annuitant), and the Annuitant's age will determine the applicable death benefit payable to the Beneficiary. The sole Owner's estate will be the Beneficiary if no Beneficiary designation is in effect, or if the designated Beneficiary has predeceased the Owner. In the case of a joint Owner of the Certificate dying prior to the Annuity Commencement Date, the surviving Owner(s) will be deemed as the Beneficiary(ies).

THE ANNUITANT

 The Annuitant is the measuring life of the Annuity Benefits provided under this Certificate. You may name a Contingent Annuitant. The Annuitant may not be changed during the Annuitant's lifetime.

 If the Annuitant dies before the Annuity Commencement Date, the Contingent Annuitant becomes the Annuitant. You will be the Contingent Annuitant unless you name someone else. The Annuitant must be a natural person. If the Annuitant dies and no Contingent Annuitant has been named, we will allow you sixty days to designate someone other than yourself as an Annuitant. If all Owners are not individuals and, through the operation of this provision, an Owner becomes Annuitant, we will pay the death proceeds to the Beneficiary. If there are joint Owners, we will treat the youngest of the Owners as the Contingent Annuitant designated, unless you elect otherwise.

THE BENEFICIARY

 The Beneficiary is the person to whom we pay death proceeds if any Owner dies prior to the Annuity Commencement Date. See Proceeds Payable to the Beneficiary for more information. We pay death proceeds to the primary Beneficiary (unless there are joint Owners in which case the death benefit proceeds are payable to the surviving Owner). If the primary Beneficiary dies before the Owner, the death proceeds are paid to the Contingent Beneficiary, if any. If there is no surviving Beneficiary, we pay the death proceeds to the Owner's estate.

------------------------------------------------------------------------------
 One or more persons may be named as primary Beneficiary or contingent Beneficiary. In the case of more than one Beneficiary, we will assume any death proceeds are to be paid in equal shares to the surviving Beneficiaries. You can specify other than equal shares.

 You have the right to change Beneficiaries, unless you designate the primary Beneficiary irrevocable. When an irrevocable Beneficiary has been designated, you and the irrevocable Beneficiary may have to act together to exercise the rights and options under this Certificate.

CHANGE OF OWNER OR BENEFICIARY

 During your lifetime and while this Certificate is in effect you can transfer ownership of this Certificate or change the Beneficiary. To make any of these changes, you must send us written notice of the change in a form satisfactory to us. The change will take effect as of the day the notice is signed. The change will not affect any payment made or action taken by us before recording the change at our Customer Service Center. A Change of Owner may affect the amount of death benefit payable under this Certificate. See Proceeds Payable to Beneficiary.

                    PREMIUM PAYMENTS AND ALLOCATION CHARGES
------------------------------------------------------------------------------
INITIAL PREMIUM PAYMENT

 The Initial Premium Payment is required to put this Certificate in effect. The amount of the Initial Premium Payment is shown in the Schedule.

ADDITIONAL PREMIUM PAYMENT OPTION

 You may make additional Premium Payments under this Certificate after the end of the Right to Examine period. Restrictions on additional Premium Payments, such as the Attained Age of the Annuitant or Owner and the timing and amount of each payment, are shown in the Schedule. We reserve the right to defer acceptance of or to return any additional Premium Payments.

 As of the date we receive and accept your additional Premium Payment:

 (1) The Accumulation Value will increase by the amount of the Premium Payment plus any Credit less any premium deductions as shown in the Schedule.
 (2) The increase in the Accumulation Value will be allocated among the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account in accordance with your instructions. If you do not provide such instructions, allocation will be among the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account in proportion to the amount of Accumulation Value in each Division or Fixed Allocation.

 WHERE TO MAKE PAYMENTS
 Remit the Premium Payments to our Customer Service Center at the address shown on the cover page. On request we will give you a receipt signed by our treasurer.

YOUR RIGHT TO CHANGE ALLOCATION OF ACCUMULATION VALUE

 You may change the allocation of the Accumulation Value among the Divisions and Fixed Allocations after the end of the Right to Examine period. The number of free allocation changes each year that we will allow is shown in the Schedule. To make an allocation change, you must provide us with satisfactory notice at our Customer Service Center. The change will take effect when we receive the notice. Restrictions for reallocation into and out of Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account are shown in the Schedule. An allocation from the Fixed Account may be subject to a Market Value Adjustment. See the Schedule.

WHAT HAPPENS IF A VARIABLE SEPARATE ACCOUNT DIVISION IS NOT AVAILABLE

 When a distribution is made from an investment portfolio supporting a unit investment trust Separate Account Division in which reinvestment is not available, we will allocate the distribution to the Specially Designated Division shown in the Schedule unless you specify otherwise.

 Such a distribution may occur when an investment portfolio or Division matures, when distribution from a portfolio or Division cannot be reinvested in the portfolio or Division due to the unavailability of securities, or for other reasons. When this occurs because of maturity, we will send written notice to you thirty days in advance of such date. To elect an allocation to other than the Specially Designated Division shown in the Schedule, you must provide satisfactory notice to us at least seven days prior to the date the investment matures. Such allocations will not be counted as an allocation change of the Accumulation Value for purposes of the number of free allocations permitted.

              HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE
------------------------------------------------------------------------------
 The variable Annuity Benefits under this Certificate are provided through investments which may be made in our Separate Accounts.

THE VARIABLE SEPARATE ACCOUNTS

 These accounts, which are designated in the Schedule, are kept separate from our General Account and any other Separate Accounts we may have. They are used to support Variable Annuity Certificates and may be used for other purposes permitted by applicable laws and regulations. We own the assets in the Separate Accounts. Assets equal to the reserves and other liabilities of the accounts will not be charged with liabilities that arise from any other business we conduct; but, we may transfer to our General Account assets which exceed the reserves and other liabilities of the Variable Separate Accounts. Income and realized and unrealized gains or losses from assets in these Variable Separate Accounts are credited to or charged against the account without regard to other income, gains or losses in our other investment accounts.

 The Variable Separate Account will invest in mutual funds, unit investment trusts and other investment portfolios which we determine to be suitable for this Certificate's purposes. The Variable Separate Account is treated as a unit investment trust under Federal securities laws. It is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940. The Variable Separate Account is also governed by state law as designated in the Schedule. The trusts may offer non-registered series.

 VARIABLE SEPARATE ACCOUNT DIVISIONS
 A unit investment trust Separate Account includes Divisions, each investing in a designated investment portfolio. The Divisions and the investment portfolios designated may be managed by a separate investment adviser. Such adviser may be registered under the Investment Advisers Act of 1940.

 CHANGES WITHIN THE VARIABLE SEPARATE ACCOUNTS
 We may, from time to time, make additional Variable Separate Account Divisions available to you. These Divisions will invest in investment portfolios we find suitable for the group contract. We also have the right to eliminate Divisions from a Variable Separate Account, to combine two or more Divisions or to substitute a new portfolio for the portfolio in which a Division invests. A substitution may become necessary if, in our judgment, a portfolio or Division no longer suits the purpose of the group contract.
 This may happen due to a change in laws or regulations, or a change in a portfolio's investment objectives or restrictions, or because the portfolio or Division is no longer available for investment, or for some other reason. We may get prior approval from the insurance department of our state of domicile before making such a substitution. We will also get any required approval from the SEC and any other required approvals before making such a substitution.

 Subject to any required regulatory approvals, we reserve the right to transfer assets of the Variable Separate Account which we determine to be associated with the class of contracts to which the group contract belongs, to another Variable Separate Account or Division.

 When permitted by law, we reserve the right to:

 (1) deregister a Variable Separate Account under the Investment Company Act of 1940;
 (2) operate a Variable Separate Account as a management company under the Investment Company Act of 1940, if it is operating as a unit investment trust;
 (3) operate a Variable Separate Account as a unit investment trust under the Investment Company Act of 1940, if it is operating as a managed Variable Separate Account;
 (4) restrict or eliminate any voting rights of Owners, or other persons who have voting rights to a Variable Separate Account; and,
 (5)  combine a Variable Separate Account with other Variable Separate
      Accounts.

------------------------------------------------------------------------------
THE GENERAL ACCOUNT

 The General Account contains all assets of the Company other than those in the Separate Accounts we establish. The Guaranteed Interest Divisions available for investment are shown in the Schedule. We may, from time to time, offer other Divisions where assets are held in our General Account.

VALUATION PERIOD

 Each Division and Fixed Allocation will be valued at the end of each Valuation Period on a Valuation Date. A Valuation Period is each Business Day together with any non-Business Days before it. A Business Day is any day the New York Stock Exchange (NYSE) is open for trading, and the SEC requires mutual funds, unit investment trusts, or other investment portfolios to value their securities.

ACCUMULATION VALUE

 The Accumulation Value of this Certificate is the sum of the amounts in each of the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account. You select the Divisions of the Variable Separate Account and General Account and allocations to the Fixed Account to which to allocate the Accumulation Value. The maximum number of Divisions and Fixed Allocations to which the Accumulation Value may be allocated at any one time is shown in the Schedule.

ACCUMULATION VALUE IN EACH DIVISION AND FIXED ALLOCATION

 ON THE CERTIFICATE DATE
 On the Certificate Date, the Accumulation Value is allocated to each Division and Fixed Allocation as elected by you, subject to certain terms and conditions imposed by us. We reserve the right to allocate premium to the Specially Designated Division during any Right to Examine Certificate period. After such time, allocation will be made proportionately in accordance with the initial allocation(s) as elected by you.

 ON EACH VALUATION DATE
 At the end of each subsequent Valuation Period, the amount of Accumulation Value in each Division and Fixed Allocation will be calculated as follows:

 (1) We take the Accumulation Value in the Division or Fixed Allocation at the end of the preceding Valuation Period.
 (2) We multiply (1) by the Variable Separate Account Division's Net Rate of Return for the current Valuation Period or we calculate the interest to be credited to a Fixed Allocation or to a Guaranteed Interest Division for the current Valuation Period.
 (3)  We add (1) and (2).
 (4) We add to (3) any additional Premium Payments plus Credits (less any premium deductions as shown in the Schedule) allocated to the Division or Fixed Allocation during the current Valuation Period.
 (5) We add or subtract allocations to or from that Division or Fixed Allocation during the current Valuation Period.
 (6) We subtract from (5) any Partial Withdrawals which are allocated to the Division or Fixed Allocation during the current Valuation Period.
 (7) We subtract from (6) the amounts allocated to that Division or Fixed Allocation for:
      (a) any charges due for the Optional Benefit Riders as shown in the Schedule;
      (b) any deductions from Accumulation Value as shown in the Schedule. All amounts in (7) are allocated to each Division or Fixed Allocation in the proportion that (6) bears to the Accumulation Value unless the Charge Deduction Division has been specified (see the Schedule).

------------------------------------------------------------------------------
FIXED ACCOUNT

 The Fixed Account is a Separate Account under state insurance law and is not required to be registered with the Securities and Exchange Commission under the Investment Company Act of 1940. The Fixed Account includes various Fixed Allocations which we credit with fixed rates of interest for the Guarantee Period or Periods you select. We reset the interest rates for new Fixed Allocations periodically based on our sole discretion.

 GUARANTEE PERIODS
 Each Fixed Allocation is guaranteed an interest rate or rates for a period, a Guarantee Period. The Guaranteed Interest Rates for a Fixed Allocation are effective for the entire period. The Maturity Date of a Guarantee Period will be on the last day of the calendar month in which the Guarantee Period ends. Withdrawals and transfers made during a Guarantee Period may be subject to a Market Value Adjustment unless made within thirty days prior to the Maturity Date.

 Upon the expiry of a Guarantee Period, we will transfer the Accumulation Value of the expiring Fixed Allocation to a Fixed Allocation with a Guarantee Period equal in length to the expiring Guarantee Period, unless you select another period prior to a Maturity Date. We will notify you at least thirty days prior to a Maturity Date of your options for renewal. If the period remaining from the expiry of the previous Guarantee Period to the Annuity Commencement Date is less than the period you have elected or the period expiring, the next shortest period then available that will not extend beyond the Annuity Commencement Date will be offered to you. If a period is not available, the Accumulation Value will be transferred to the Specially Designated Division.

 We will declare Guaranteed Interest Rates for the then available Fixed Allocation Guarantee Periods. These interest rates are based solely on our expectation as to our future earnings. Declared Guaranteed Interest Rates are subject to change at any time prior to application to specific Fixed Allocations, although in no event will the rates be less than the Minimum Guaranteed Interest Rate (see the Schedule).

 MARKET VALUE ADJUSTMENTS
 A Market Value Adjustment will be applied to a Fixed Allocation upon withdrawal, transfer or application to an Income Plan if made more than thirty days prior to such Fixed Allocation's Maturity Date, except on Systematic Partial Withdrawals and IRA Partial Withdrawals. The Market Value Adjustment is applied to each Fixed Allocation separately.

 The Market Value Adjustment is determined by multiplying the amount of the Accumulation Value withdrawn, transferred or applied to an Income Plan by the following factor:

                     (    1  +  I            )   N/365
                     -------------------------
                     (    1  +  J  +  .0050  )                    1

 Where I is the Index Rate for a Fixed Allocation on the first day of the applicable Guarantee Period: J is the Index Rate for new Fixed Allocations with Guarantee Periods equal to the number of years (fractional years rounded up to the next full year) remaining in the Guarantee Period at the time of calculation; and N is the remaining number of days in the Guarantee Period at the time of calculation. (The Index Rate is described in the Schedule.)

 Market Value Adjustments will be applied as follows:
 (1) The Market Value Adjustment will be applied to the amount withdrawn before deduction of any applicable Surrender Charge.
 (2) For a Partial Withdrawal, partial transfer or in the case where a portion of an allocation is applied to an Income Plan, the Market Value Adjustment will be calculated on the total amount that must be withdrawn, transferred or applied to an Income Plan in order to provide the amount requested.

------------------------------------------------------------------------------
 (3) If the Market Value Adjustment is negative, it will be assessed first against any remaining Accumulation Value in the particular Fixed Allocation. Any remaining Market Value Adjustment will be applied against the amount withdrawn, transferred or applied to an Income Plan.
 (4) If the Market Value Adjustment is positive, it will be credited to any remaining Accumulation Value in the particular Fixed Allocation. If a cash surrender, full transfer or full application to an Income Plan has been requested, the Market Value Adjustment is added to the amount withdrawn, transferred or applied to an Income Plan.

MEASUREMENT OF INVESTMENT EXPERIENCE

 INDEX OF INVESTMENT EXPERIENCE
 The Investment Experience of a Variable Separate Account Division is determined on each Valuation Date. We use an Index to measure changes in each Division's experience during a Valuation Period. We set the Index at $10 when the first investments in a Division are made. The Index for a current Valuation Period equals the Index for the preceding Valuation Period multiplied by the Experience Factor for the current Valuation Period.

 HOW WE DETERMINE THE EXPERIENCE FACTOR
 For Divisions of a unit investment trust Separate Account the Experience Factor reflects the Investment Experience of the portfolio in which the Division invests as well as the charges assessed against the Division for a Valuation Period. The factor is calculated as follows:
 (1) We take the net asset value of the portfolio in which the Division invests at the end of the current Valuation Period.
 (2) We add to (1) the amount of any dividend or capital gains distribution declared for the investment portfolio and reinvested in such portfolio during the current Valuation Period. We subtract from that amount a charge for our taxes, if any.
 (3) We divide (2) by the net asset value of the portfolio at the end of the preceding Valuation Period.
 (4) We subtract the daily Mortality and Expense Risk Charge for each Division shown in the Schedule for each day in the Valuation Period.
 (5) We subtract the daily Asset Based Administrative Charge shown in the Schedule for each day in the Valuation Period.

 Calculations for Divisions investing in unit investment trusts are on a per unit basis.

 NET RATE OF RETURN FOR A Variable SEPARATE ACCOUNT DIVISION
 The Net Rate of Return for a Variable Separate Account Division during a Valuation Period is the Experience Factor for that Valuation Period minus one.

 INTEREST CREDITED TO A GUARANTEED INTEREST DIVISION
 Accumulation Value allocated to a Guaranteed Interest Division will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until the Maturity Date of that Guarantee Period.
 Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

 INTEREST CREDITED TO A FIXED ALLOCATION
 A Fixed Allocation will be credited with the Guaranteed Interest Rate for the Guarantee Period in effect on the date the premium or reallocation is applied. Once applied, such rate will be guaranteed until that Fixed Allocation's Maturity Date. Interest will be credited daily at a rate to yield the declared annual Guaranteed Interest Rate.

 We periodically declare Guaranteed Interest Rates for then available Guarantee Periods. No Guaranteed Interest Rate will be less than the Minimum Interest Rate shown in the Schedule.

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        HOW WE MEASURE THE CERTIFICATE'S ACCUMULATION VALUE (continued)
------------------------------------------------------------------------------
CHARGES DEDUCTED FROM ACCUMULATION VALUE ON EACH CERTIFICATE PROCESSING DATE

 Expense charges and fees are shown in the Schedule.

 CHARGE DEDUCTION DIVISION OPTION
 We will deduct all charges against the Accumulation Value of this Certificate from the Charge Deduction Division if you elected this option on the application (see the Schedule). If you did not elect this Option or if the charges are greater than the amount in the Charge Deduction Division, the charges against the Accumulation Value will be deducted as follows:

 (1) If these charges are less than the Accumulation Value in the Variable Separate Account Divisions, they will be deducted proportionately from all Divisions.
 (2) If these charges exceed the Accumulation Value in the Variable Separate Account Divisions, any excess over such value will be deducted proportionately from any Fixed Allocations and Guaranteed Interest Divisions.

 Any charges taken from the Fixed Account or the General Account will be taken from the Fixed Allocations or Guaranteed Interest Divisions starting with the Guarantee Period nearest its Maturity Date until such charges have been paid.

 At any time while this Certificate is in effect, you may change your election of this Option. To do this you must send us a written request to our Customer Service Center. Any change will take effect within seven days of the date we receive your request.

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
                           YOUR CERTIFICATE BENEFITS
------------------------------------------------------------------------------
 While this Certificate is in effect, there are important rights and benefits that are available to you. We discuss these rights and benefits in this section.

CASH VALUE BENEFIT

 CASH SURRENDER VALUE
 The Cash Surrender Value, while the Annuitant is living and before the Annuity Commencement Date, is determined as follows:
 (1)  We take the Certificate's Accumulation Value;
 (2)  We adjust for any applicable Market Value Adjustment;
 (3)  We deduct any Surrender Charge;
 (4) We deduct any charges shown in the Schedule that have been incurred but not yet deducted, including;
 (a)  any administrative fee that has not yet been deducted;
 (b)  the pro rata part of any charges for Optional Benefit Riders; and
 (c)  any applicable premium or other tax.

 CANCELLING TO RECEIVE THE CASH SURRENDER VALUE
 At any time while the Annuitant is living and before the Annuity Commencement Date, you may surrender this Certificate to us. To do this, you must return this Certificate with a signed request for cancellation to our Customer Service Center.

 The Cash Surrender Value will vary daily. We will determine the Cash Surrender Value as of the date we receive the Certificate and your signed request in our Customer Service Center. All benefits under this Certificate will then end.

 We will usually pay the Cash Surrender Value within seven days; but, we may delay payment as described in the Payments We May Defer provision.

PARTIAL WITHDRAWAL OPTION

 After the Certificate Date, you may make Partial Withdrawals. The minimum amount that may be withdrawn is shown in the Schedule. For purposes of calculating any Surrender Charge, any Partial Withdrawal you take will not be considered premium, unless it is an Excess Partial Withdrawal. To take a Partial Withdrawal, you must provide us satisfactory notice at our Customer Service Center.

PROCEEDS PAYABLE TO THE BENEFICIARY

 PRIOR TO THE ANNUITY COMMENCEMENT DATE
 If the sole Owner dies prior to the Annuity Commencement Date, we will pay the Beneficiary the death benefit. If there are joint Owners and any Owner dies, we will pay the surviving Owners the death benefit. We will pay the amount on receipt of due proof of the Owner's death at our Customer Service Center. Such amount may be received in a single lump sum or applied to any of the Annuity Options (see Choosing an Income Plan). When the Owner (or all Owners where there are joint Owners) is not an individual, the death benefit will become payable on the death of the Annuitant prior to the Annuity Commencement Date (unless a Contingent Annuitant survived the Annuitant). Only one death benefit is payable under this Certificate. In all events, distributions under the Certificate must be made as required by applicable law.

 HOW TO CLAIM PAYMENTS TO BENEFICIARY
 We must receive proof of the Owner's (or the Annuitant's) death before we will make any payments to the Beneficiary. We will calculate the death benefit as of the date we receive due proof of death. The Beneficiary should contact our Customer Service Center for instructions.

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
                            CHOOSING AN INCOME PLAN
------------------------------------------------------------------------------
ANNUITY BENEFITS

 If the Annuitant and Owner are living on the Annuity Commencement Date, we will begin making payments to the Owner. We will make these payment under the Annuity Option (or Options) as chosen in the application or as subsequently selected. You may choose or change an Annuity Option by making a written request at least 30 days prior to the Annuity Commencement Date. Unless you have chosen otherwise, Option 2 on a 10-year period certain basis will become effective. The amounts of the payments will be determined by applying the Accumulation Value on the Annuity Commencement Date in accordance with the Annuity Options section below (see Payments We Defer). Before we pay any Annuity Benefits, we require the return of this Certificate. If this Certificate has been lost, we require the applicable lost Certificate form.

ANNUITY COMMENCEMENT DATE SELECTION

 You select the Annuity Commencement Date. You may select any date following the fifth Certificate Anniversary but before the required date of Annuity Commencement as shown in the Schedule. If you do not select a date, the Annuity Commencement Date will be in the month following the required date of Annuity Commencement.

FREQUENCY SELECTION

 You may choose the frequency of the Annuity Payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, the payments will be made monthly.

THE INCOME PLAN

 While this Certificate is in effect and before the Annuity Commencement Date, you may chose one or more Annuity Options for the payment of death benefits proceeds. If, at the time of the Owner's death, no Option has been chosen for paying the death benefit proceeds, the Beneficiary may choose an Option within one year. You may also elect an Annuity Option on surrender of the Certificate for its Cash Surrender Value. For each Option we will issue a separate written agreement putting the Option into effect.

 Our approval is needed for any Option where:
 (1) the person named to receive payment is other than the Owner or Beneficiary; or
 (2)  the person named is not a natural person, such as a corporation; or
 (3) any income payment would be less than the minimum annuity income payment shown in the Schedule.

THE ANNUITY OPTIONS

 There are four Options to choose from.  They are:

 OPTION 1.  INCOME FOR A FIXED PERIOD
 Payment is made in equal installments for a fixed number of years. We guarantee each monthly payment will be at least the Income for Fixed Period amount shown in the Schedule. Values for annual, semiannual or quarterly payments are available on request.

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
                      CHOOSING AN INCOME PLAN (continued)
------------------------------------------------------------------------------
 OPTION 2.  INCOME FOR LIFE
 Payment is made to the person named in equal monthly installments and guaranteed for at least a period certain. The period certain can be 10 or 20 years. Other periods certain are available on request. A refund certain may be chosen instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, payments continue until his or her death.

 We guarantee each payment will be at least the amount shown in the Schedule. By age, we mean the named person's age on his or her last birthday before the Option's effective date. Amounts for ages not shown are available on request.

 OPTION 3.  JOINT LIFE INCOME
 This Option is available if there are two persons named to receive payments. At least one of the persons named must be either the Owner of Beneficiary of this Certificate. Monthly payments are guaranteed and are made as long as at least one of the named persons is living. The monthly payment amounts are available upon request. Such amounts are guaranteed and will be calculated on the same basis as the Table for Income for Life, however, the amounts will be based on two lives.

 OPTION 4.  ANNUITY PLAN
 An amount can be used to buy any single premium immediate annuity we offer for the Option's effective date.

 The minimum rates for Option 1 are based on 3% interest, compounded annually. The minimum rates for Options 2 and 3 are based on 3% interest, compounded annually, and the Annuity 2000 Mortality Table. We may pay a higher rate at our discretion.

PAYMENT WHEN NAMED PERSON DIES

 When the person named to receive payment dies, we will pay any amounts still due as provided by the Option agreement. The amounts still due are determined as follows:
 (1) For Option 1 or for any remaining guaranteed payments in Option 2, payments will be continued.
 (2)  For Option 3, no amounts are payable after both named persons have died.
 (3)  For Option 4, the annuity agreement will state the amount due, if any.

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
                          OTHER IMPORTANT INFORMATION
------------------------------------------------------------------------------
ENTIRE CONTRACT

 The group contract, including any attached Rider, endorsement, amendment and the application of the Contractholder, constitute the entire contract between the Contractholder and us. All statements made by the Contractholder, any Owner or any Annuitant will be deemed representations and not warranties. No such statement will be used in any contest unless it is contained in the application signed by the Owner, a copy of which has been furnished to the Owner, the Beneficiary or to the Contractholder.

SENDING NOTICE TO US

 Whenever written notice is required, send it to our Customer Service Center. The address of our Customer Service Center is shown on the cover page. Please include your Certificate number in all correspondence.

REPORTS TO OWNER

 We will send you a report at least once during each Certificate Year. The report will show the Accumulation Value and the Cash Surrender Value as of the end of the Certificate Processing Period. The report will also show the allocation of the Accumulation Value as of such date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also include any information that may be currently required by the insurance supervisory official of the jurisdiction in which the Certificate is delivered.

 We will also send you copies of any shareholder reports of the portfolios in which the Divisions of the Variable Separate Account invest, as well as any other reports, notices or documents required by law to be furnished to Owners.

ASSIGNMENT - USING THIS CERTIFICATE AS COLLATERAL SECURITY

 You can assign this Certificate as collateral security for a loan or other obligation. This does not change the ownership. Your rights and any Beneficiary's right are subject to the terms of the assignment. To make or release an assignment, we must receive written notice satisfactory to us, at our Customer Service Center. We are not responsible for the validity of any assignment.

CHANGING THIS CERTIFICATE

 This Certificate or any additional benefit riders may be changed to another annuity plan according to our rules at the time of the change.

CERTIFICATE CHANGES - APPLICABLE TAX LAW

 We reserve the right to make changes in this Certificate or its Riders to the extent we deem it necessary to continue to qualify this Certificate as an annuity. Any such changes will apply uniformly to all Certificates that are affected. You will be given advance written notice of such changes.

MISSTATEMENT OF AGE OR SEX

 If an age or sex has been misstated, the amounts payable or benefits provided by this Certificate will be those that the Premium Payment made would have bought at the correct age or sex.

NON-PARTICIPATING

 This Certificate does not participate in the divisible surplus of Golden American Life Insurance Company.

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
                    OTHER IMPORTANT INFORMATION (continued)
------------------------------------------------------------------------------
PAYMENTS WE MAY DEFER

 We may not be able to determine the value of the assets of the Variable Separate Account Divisions because:
 (1) the NYSE is closed for trading;
 (2) the SEC determines that a state of emergency exists;
 (3) an order or pronouncement of the SEC permits a delay for the protection of Owners; or
 (4) the check used to pay the premium has not cleared through the banking system. This may take up to 15 days.

 During such times, as to amounts allocated to the Divisions of the Variable Separate Account, we may delay;
 (1) determination and payment of the Cash Surrender Value;
 (2) determination and payment of any death benefit if death occurs before the Annuity Commencement Date;
 (3) allocation changes of the Accumulation Value; or,
 (4) application of the Accumulation Value under an income plan.

 As to the amounts allocated to a Guaranteed Interest Division of the General Account and as to amounts allocated to Fixed Allocations of the Fixed Account, we may, at any time, defer payment of the Cash Surrender Value for up to six months after we receive a request for it. We will allow interest of at least 3.00% a year on any Cash Surrender Value payment derived from the Fixed Allocations or the Guaranteed Interest Divisions that we defer 30 days or more.

AUTHORITY TO MAKE AGREEMENTS

 All agreements made by us must be signed by one of our officers. No other person, including an insurance agent or broker, can:
 (1)  change any of this Certificate's terms;
 (2)  extend the time for Premium Payments; or
 (3)  make any agreement binding on us.

REQUIRED NOTE ON OUR COMPUTATIONS

 We have filed a detailed statement of our computations with the insurance supervisory official in the jurisdiction where this Certificate is delivered. The values are not less than those required by the law of that state or jurisdiction. Any benefit provided by an attached Optional Benefit Rider will not increase these values unless otherwise stated in that Rider.

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
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DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CERTIFICATE - NO DIVIDENDS
------------------------------------------------------------------------------
 Variable Cash Surrender Values while the Annuitant and Owner are living and prior to the Annuity Commencement Date. Death benefit subject to guaranteed minimum. Additional Premium Payment Option. Partial Withdrawal Option. Non-participating. Investment results reflected in values.

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